UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 3, 2008 (November 26, 2008)

International Textile Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23938	33-0596831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

804 Green Valley Road, Suite 300, Greensboro, North Carolina		27408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(336) 379-6220

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.05.	Costs Associated with Exit or Disposal Activities.

International Textile Group, Inc. (the "Company") announced on November 26, 2008 that it is realigning its apparel fabric divisions to create a single apparel fabrics division. The consolidated division will include the Cone Denim and Burlington WorldWide divisions and their associated product brands. The Company is in the process of developing the new organizational structure. In addition, the Company is making further reductions in connection with the previously-announced closure of a facility in Hildesheim, Germany, which is a part of the Company's automotive safety products division. The division consolidation, related reductions and the Hildesheim facility closure are expected to result in annual compensation savings of approximately $8.0 million to $9.0 million. The Company expects to incur employee severance costs, estimated to be in a range of $5.2 million to $5.7 million that would be recognized as a charge to earnings in the fourth quarter of fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Willis C. Moore III
Name:	Willis C. Moore III
Title:	Executive Vice President and
Chief Financial Officer

Date: December 3, 2008

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